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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Contacts:
Paula Berman                                           Lisa Cradit
BindView Corporation                                   FitzGerald Communications
(508) 620-0644                                         (617) 494-9500
pberman@bindview.com                                   lcradit@fitzgerald.com


                      BINDVIEW COMPLETES MERGER OF ENTEVO

HOUSTON -- FEB. 11, 2000 -- BindView Corporation (NASDAQ: BVEW), the leading provider of IT risk management solutions, today announced that it has completed the previously announced acquisition of Entevo Corporation. Under the terms of the agreement, BindView has issued 2.2 million shares of Common Stock on a fully diluted basis, including the assumption of all outstanding Entevo warrants and stock options.

Entevo provides directory management solutions that help organizations deploy, integrate, administer and maintain enterprise directory services, Windows NT and Windows 2000. Entevo's award-winning DirectManage suite will be added to BindView's award-winning solutions for managing the configuration, security and availability of the IT infrastructure. BindView believes that this will produce an unrivaled solution for the administration and management of the security, configuration and availability of Windows NT, Windows 2000, and Active Directory, one of the underlying cores of the present and future e-business infrastructure.

"Directories will be the foundation of e-business, and customers are requiring best of breed technologies to manage them," said Rick Villars, vice president of Internet and e-business strategies at IDC. "The combination of BindView and Entevo offers a one-stop-shop for administrating, configuring, securing and monitoring Windows 2000 and Active Directory."

                                     (more)
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BINDVIEW COMPLETES MERGER

ABOUT ENTEVO CORPORATION

Entevo Corporation helps companies manage the user population explosion -- the dramatic increase in the number of people that come in contact with a company's technology infrastructure as it grows, diversifies, and evolves into an e-business. Entevo's award-winning product suite, DirectManage, includes DirectAdmin, the premier directory management solution, and DirectMigrate, the comprehensive solution for migration process management. DirectManage acts as the switchboard operator for e-business, managing connections between users and the technology resources that power intranets, extranets, and all types of e-business applications. Entevo's technology approach, which leverages Internet and directory standards, provides the most scalable and flexible solution for managing an increasingly complex e-business environment. Entevo's customers include many of the world's largest corporations and various government agencies at the federal, state, and local levels. For more information on Entevo, visit the WorldWide Web:http://www.entevo.com.

ABOUT BINDVIEW CORPORATION

Founded in 1990, BindView provides IT risk management solutions for managing the security, configuration and availability of network operating systems, e-services and business applications. Focusing on the critical elements of the corporate IT infrastructure, BindView's award winning products enable corporate IT professionals to effectively leverage their existing technology to achieve their organizations' business goals. More than 7 million licenses of BindView's products have been shipped worldwide to 4,700 companies, including more than 75 of the Fortune 100 and 22 of the largest 25 U.S. banks. Contact BindView via e-mail at info@bindview.com or visit BindView's World Wide Web Site at http://www.bindview.com. BindView can also be reached at (800) 749-8439 or at
(713) 561-4000.

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BINDVIEW COMPLETES MERGER

EDITORS NOTE: BindView product names used in this document are trademarks, which may be registered in one or more jurisdictions, of BindView. The names of products of other companies mentioned in this document, if any, may be the registered or unregistered trademarks of the owners of the products.

SAFE HARBOR STATEMENT
Statements in this news release ending with an asterisk are "forward-looking" statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Although BindView believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements will prove to be correct. Factors that could cause actual results to differ materially from BindView's expectations include, among others: integration of newly-acquired companies and products (specifically, the purchase of Entevo described above); competition within the network management software industry; rapid technological change; BindView's development of and the market's acceptance of new products; as well as the risks, uncertainties and other factors described from time to time in BindView's periodic filings with the Securities and Exchange Commission.